UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2006

Perini Corporation

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-6314	04-1717070

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 Mt. Wayte Avenue, Framingham, MA 01701

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code: (508) 628-2000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

A.

The registrant acquired Rudolph and Sletten, Inc. (“Rudolph and Sletten”) on October 3, 2005 for $55.3 million in cash. On October 14, 2005, the registrant refinanced $30 million of the cost of its acquisition of Rudolph and Sletten. The unaudited pro forma condensed consolidated financial information filed herewith as Exhibit 99.1 is presented to illustrate the estimated effects of the Rudolph and Sletten acquisition and financing on the registrant’s historical results of operations, assuming that the registrant’s acquisition and financing of Rudolph and Sletten took place, on January 1, 2005. The historical consolidated financial data for the year ended December 31, 2005 is derived from the registrant’s historical financial statements and related notes. This unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the registrant’s results of operations would have been had the registrant acquired, and financed its acquisition of, Rudolph and Sletten as of the date indicated, and it should not be construed as being a representation of the registrant’s future results of operations. Rudolph and Sletten’s financial results have been included in the registrant’s consolidated results of operations and financial position since the beginning of the fourth quarter of 2005.

The pro forma adjustments are based upon available information and certain assumptions that the registrant believes are reasonable under the circumstances. These adjustments are more fully described in the notes to the pro forma condensed consolidated financial information below. In the opinion of the registrant’s management, all adjustments have been made that are necessary to present fully the pro forma data.

B.

In connection with the registrant’s offer to sell $100 million of senior unsecured obligations due 2013 (the “Notes”), certain of the registrant’s subsidiaries (“Subsidiary Guarantors”) will guarantee, jointly and severally, the registrant’s obligation to pay principal and interest on the Notes on a full and unconditional basis. The guarantors of the Notes will include only the Company’s wholly owned subsidiaries except for its wholly owned real estate subsidiary, Mt. Wayte Realty, LLC (“Mt. Wayte”), which is precluded from such guarantees based on the terms of its own mortgage agreement and which will not be required to guarantee the Notes under the terms of the indenture governing the Notes.

The supplemental condensed consolidating financial information filed herewith as Exhibit 99.2 presents the balance sheets as of March 31, 2006, December 31, 2005 and 2004, and the statements of income and cash flows for the quarters ended March 31, 2006 and 2005 and the years ended December 31, 2005, 2004 and 2003. This supplemental condensed consolidating financial information presents the registrant (on an unconsolidated basis), Subsidiary Guarantors, Mt. Wayte and their interests in construction joint ventures (“Joint Ventures”) and subsidiaries using the equity method of accounting.

C.

The registrant is in discussions with Bank of America, N.A., the administrative agent under its secured credit facility, to amend the credit facility to permit the sale of the Notes, as well as to eliminate the term loan portion of the credit facility, increase the borrowing capacity under the revolving portion of the credit facility to $75 million, extend the maturity of the credit facility by one year and add two new maintenance covenants, one requiring the registrant to maintain a maximum leverage ratio of no more than 2.5:1 and an accounts receivable asset coverage ratio of no less than 1.5:1.

Item 8.01	Other Events.

On May 22, 2006, the registrant issued the press release filed herewith as Exhibit 99.3 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(d)	Exhibits:

99.1:	Unaudited Condensed Consolidated Financial Information.

99.2:	Supplemental Condensed Consolidating Financial Information.

99.3:	Press release dated May 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

PERINI CORPORATION

Dated: May 22, 2006	By:	/s/ Michael E. Ciskey
Michael E. Ciskey Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Condensed Consolidated Financial Information.

99.2	Supplemental Condensed Consolidating Financial Information.

99.3	Press release dated May 22, 2006.